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                                   EXHIBIT B-2

                            FORM OF CLASS __ WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.


WARRANT NO. LL-1-__                                          ____________, 2000


                            THE QUIZNO'S CORPORATION

                   WARRANT TO PURCHASE ___ SHARES OF CLASS __
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK

         FOR VALUE RECEIVED, THE QUIZNO'S CORPORATION, a Colorado corporation (the "Company"), hereby certifies that Levine Leichtman Capital Partners II, L.P., a California limited partnership, or its assigns (the "Holder"), is entitled to purchase, on the terms and subject to the conditions contained herein, ___________ shares of the Company's Class __ Cumulative Convertible Preferred Stock, $.01 par value per share ("Class __ Preferred") (the "Warrant Shares"), at the exercise price of $.01 per Warrant Share (the "Warrant Purchase Price") at any time and from time to time during the Exercise Period (as such term is defined below), which represent 14.0% of the Class __ Preferred on a Fully Diluted Basis, and, together with the shares purchasable under the Warrants, represents 14.0% of the Common Stock of the Company on a Fully Diluted Basis (exclusive of Preferred Stock) as of the date of issuance of this Warrant. The number of Warrant Shares and the Warrant Purchase Price are subject to adjustment as provided in Section 4. If (i) the Class __ Preferred is redeemed in full after the date that is nine (9) months from the date hereof, the Holder shall receive a Distribution pursuant to Section 4.2(b) hereof, in which case this Warrant would terminate upon receipt of such Distribution; (ii) the Class
__ Preferred is partially redeemed after the date that is nine (9) months from the date hereof, the Holder shall receive its pro-rata portion of the Distribution pursuant to Section 4.2(b) hereof and this Warrant shall be exercisable for that number of shares of Class __ Preferred which represent 14.0% of the unredeemed Class __ Preferred on a Fully Diluted Basis; (iii) the Class __ Preferred is redeemed in full prior to the date that is nine (9) months from the date hereof,







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this Warrant would terminate upon the effective date of such redemption; (iv)
the Class __ Preferred is partially redeemed prior to the date that is nine (9) months from the date hereof, this Warrant shall be exercisable for that number of shares of Class __ Preferred which represent 14.0% of the unredeemed Class __ Preferred on a Fully Diluted Basis; or (v) all of the shares of Class __ Preferred are converted into Common Stock, this Warrant would terminate upon the effective date of such conversion. This Warrant is being issued in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement dated of even date herewith among the Company, the initial Holder, The Quizno's Licensing Company, The Quizno's Acquisition Company, The Quizno's Realty Company, The Quizno's Operating Company, Quiz-DIA, Inc., S&S Company, Quizno's Kansas, LLC, Ciao B Management, Inc., American Food Distributors, Inc. and The Quizno's Franchise Company (as it may be amended, supplemented or otherwise modified and in effect from time to time, the "Securities Purchase Agreement").

         This Warrant is subject to the following terms and conditions:

         1. DEFINITIONS. Unless otherwise indicated in this Warrant, capitalized terms used and not otherwise defined in this Warrant have the meanings set forth in the Securities Purchase Agreement. In addition, the following capitalized terms have the following meanings:

            "Class __ Preferred" has the meaning set forth in the preamble.

            "Common Stock" means shares of the Company's Common Stock, $.01 par value per share.

            "Company" has the meaning set forth in the preamble.

            "Convertible Securities" means, when used in this Agreement, any securities or other obligations issued or issuable by the Company or any other Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of the Company.

            "Current Market Price" per share of Common Stock means, as of any specified date on which the Common Stock is publicly traded, the average of the daily market prices of the Common Stock over the twenty (20) consecutive trading days immediately preceding (and not including) such date. The 'daily market price' for each such trading day shall be (i) the closing sales price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, the average of the closing bid and asked prices, regular way, on such day for the Common Stock as officially quoted on any such securities exchange or system, (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the Common Stock, or if no sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day, as reported by Nasdaq or the National Quotation Bureau, and (iv) if


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the Common Stock is not then listed or admitted to trading on any securities exchange and if no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the City of Denver, State of Colorado, customarily published on each Business Day. If the daily market price cannot be determined for the twenty
(20) consecutive trading days immediately preceding such date in the manner specified in the foregoing sentence, then the Common Stock shall not be deemed to be publicly traded as of such date. For purposes of Section 3 and Section 4, the Common Stock shall not be deemed to be publicly traded unless it is listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange or Nasdaq.

            "Designated Office" has the meaning set forth in Section 2.1.

            "DOJ" has the meaning set forth in Section 2.3.

            "Effective Date" means the issue date of this Warrant.

            "Excluded Shares" means, collectively, (i) shares of Common Stock or Option Rights issued in any of the transactions described in Sections 4.1, 4.2,
4.4 or 4.5, (ii) shares of Common Stock issued after the date hereof upon exercise, exchange or conversion of (A) Option Rights outstanding on the date hereof or (B) Option Rights issued after the date hereof for which an adjustment was made pursuant to Section 4.3 or for which no adjustment is required under
Section 4.3, (iii) the issuance of this Warrant or any Warrant Shares, (iv) shares of Capital Stock issued to employees of the Company as part the Stock Appreciation Rights Plan and (v) shares of Common Stock issued pursuant to a bona fide public offering pursuant to an effective registration statement declared effective by the Commission under the Securities Act.

            "Exercise Notice" has the meaning set forth in Section 2.1.

            "Exercise Period" means the period commencing nine (9) months from the Effective Date and ending on (and including) the Expiration Date, unless there is a Change of Control OR THE NOTE HAS BEEN INDEFEASIBLY PAID OR OTHERWISE SATISFIED IN FULL prior to such nine (9) month period, in which case this Warrant will be exercisable immediately.

            "Expiration Date" means ___________, 2010 or the date on which this Warrant has been exercised in whole (whichever is earlier) or terminates pursuant to its terms.

            "Fair Market Value" means, as of any specified date, the greater of
(i) the liquidation preference per share of the Class ___ Preferred or (ii) the fair market value per share of Common Stock, which shall be:


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               (A) if the Common Stock is publicly traded on such date, the
Current Market Price per share; or

               (B) if the Common Stock is not publicly traded (or deemed not to be publicly traded) on such date, the fair market value per share of Common Stock as determined by an independent valuation of the Company, its Subsidiaries and their respective businesses conducted by an investment banking firm of recognized national standing selected by the mutual written agreement of the Company and the Holder; provided, however, that if the Company and the Holder are unable to mutually agree on any such investment banking firm within ten (10) days after the date upon which the right or obligation to select an investment banking firm arises, each of the Holder and the Company shall, within three (3) Business Days thereafter, select one investment banking firm, and the two (2) selected firms shall, within three (3) Business Days of their selection, select a third investment banking firm which shall make the relevant determination (which determination shall be final and binding) within ten (10) Business Days of the submission of this matter to such third firm; and provided further, however, that, in determining the fair market value per share of Common Stock, such investment banking firm shall not give effect or take into account any "minority discount" but shall value the Company in its entirety on an enterprise basis using any variety of industry recognized valuation techniques commonly used to value businesses.

         Notwithstanding the foregoing, the Fair Market Value per share of Common Stock shall be increased by an amount equal to the sum of: (A) the largest outstanding balance owed at any time to Richard F. Schaden pursuant to the terms of the Subordinated Indebtedness (or the original aggregate liquidation preference, if preferred stock is issued) plus (B) the aggregate amount of all interest paid or accrued on the Subordinated Indebtedness from the date of issuance of this Warrant through and including the date of the determination of Fair Market Value (or the aggregate amount of all dividends paid or accrued, if preferred stock is issued), which interest payments and accrued amounts shall be compounded annually at a rate of five percent (5.0%) (or ten percent (10.0%), if preferred stock is issued), which aggregate sum shall then be divided by the number of shares of Common Stock outstanding on a Fully Diluted Basis, and the resulting number shall be added to the per share Fair Market Value. The intent of this provision is to provide Purchaser with 14% of the sum of (A) plus (B) above in the aggregate, after the adjustments provided for in Section 4.

            "FTC" has the meaning set forth in Section 2.3.

            "Holder" has the meaning set forth in the preamble.

            "HSR Act" has the meaning set forth in Section 2.3.

            "Notice of Redemption" has the meaning set forth in Section 3.1.


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            "Option Rights" means, when used in this Warrant, any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of the Company, or any Convertible Securities, including, without limitation, any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of the Company of the Company in existence on the date of the issuance of this Warrant.

            "Other Property" has the meaning set forth in Section 4.5.

            "Put Option" has the meaning set forth in Section 3.1.

            "Put Option Price" has the meaning set forth in Section 3.1.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder, all as the same shall be in effect at the time.

            "Securities Purchase Agreement" has the meaning set forth in the preamble of this Warrant.

            "Warrant Purchase Price" has the meaning set forth in the preamble of this Warrant (as adjusted in accordance with the terms of this Warrant).

            "Warrant" means this Warrant, any amendment or other modification of this Warrant, and any warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such warrant. All such warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

            "Warrant Shares" has the meaning set forth in the preamble.

         2. EXERCISE.

            2.1 Exercise; Delivery of Certificates. Subject to the provisions of
Section 2.3, this Warrant may be exercised at the option of the Holder, in whole or in part, at any time and from time to time during the Exercise Period, by (a) delivering to the Company at its principal executive office (the "Designated Office") (i) a notice of exercise, in substantially the form attached hereto (the "Exercise Notice"), duly completed and signed by the Holder, and (ii) this Warrant, and (b) paying the Warrant Purchase Price pursuant to Section 2.2 for the number of Warrant Shares being purchased. The Warrant Shares being purchased under this Warrant will be deemed to have been issued to the Holder, as the record owner of such Warrant Shares, as of the close of business on the date on which payment therefor is made by the Holder pursuant to Section 2.2. Stock certificates representing the Warrant Shares so purchased shall be


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delivered to the Holder within three (3) Business Days after this Warrant has been exercised (or, if applicable, after the conditions set forth in Section 2.3 have been satisfied); provided, however, that in the case of a purchase of less than all of the Warrant Shares issuable upon exercise of this Warrant, the Company shall cancel this Warrant and, within three (3) Business Days after this Warrant has been surrendered, execute and deliver to the Holder a new Warrant of like tenor representing the number of unexercised Warrant Shares. Each stock certificate representing the number of Warrant Shares purchased or purchasable under this Warrant shall be registered in the name of the Holder or, subject to compliance with Applicable Law, such other name as shall be designated by the Holder.

            2.2 Payment of Warrant Purchase Price. Payment of the Warrant Purchase Price may be made, at the option of the Holder, by (i) check from Holder, (ii) wire transfer, (iii) instructing the Company to withhold and cancel a number of Warrant Shares then issuable upon exercise of this Warrant with respect to which the excess of the Fair Market Value over the Warrant Purchase Price for such canceled Warrant Shares is at least equal to the Warrant Purchase Price for the shares being purchased, (iv) surrender to the Company of shares of Class __ Preferred, or, if the Class ___ Preferred is no longer outstanding, shares of Common Stock, previously acquired by the Holder with a Fair Market Value equal to the Warrant Purchase Price for the shares then being purchased or
(v) any combination of the foregoing. No fractional shares shall be issued upon exercise of this Warrant, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

            2.3 Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that an exercise of this Warrant pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company shall, within seven (7) Business Days after receiving notice from the Holder of the applicability of the HSR Act, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form and any supplemental information required to be filed by it pursuant to the HSR Act in connection with the exercise of this Warrant. Any such notification and report form and supplemental information will be in full compliance with the requirements of the HSR Act. The Company will furnish to the Holder promptly (but in no event more than two (2) Business Days) such information and assistance as the Holder may reasonably request in connection with the preparation of any filing or submission required to be filed by the Holder under the HSR Act. The Company shall respond promptly after receiving any inquiries or requests for additional information from the FTC or the DOJ (and in no event more than three (3) Business Days after receipt of such inquiry or request). The Company shall keep the Holder apprised periodically and at the Holder's request of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. The Company shall bear all filing or other fees required to be paid by the Company and the Holder (or the "ultimate parent entity" of the Holder, if any) under the HSR Act or any other Applicable


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Law in connection with such filings and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Company and the Holder in connection with the preparation of such filings and responses to inquiries or requests. In the event that this Section 2.3 is applicable to any exercise of this Warrant, the purchase by the Holder of the Warrant Shares subject to the Exercise Notice, and the payment by the Holder of the Warrant Purchase Price, shall be subject to the expiration or earlier termination of the waiting period under the HSR Act.


         3. PUT OPTION.

            3.1 Put Option. Upon the earlier to occur of (a) the Maturity Date of the Note or (b) the repayment in full of all principal of, premium, if any, accrued and unpaid interest on and other amounts owing under the Note, the Holder shall have the right (the "Put Option"), exercisable at its sole option, to require the Company to purchase the Warrant Shares at the Fair Market Value thereof (the "Put Option Price"); provided, however, that any exercise of the Put Option must be for at least twenty-five (25%) of the then-outstanding Warrant Shares (as such number may be adjusted from time to time pursuant to this Warrant). If the Holder wishes to exercise the Put Option, it shall furnish to the Company a written notice notifying the Company of its election to exercise the Put Option and specifying a Business Day within thirty (30) days of the date of delivery of such notice as the date of purchase. Upon the receipt by the Company of such written notice, the Company shall be obligated to purchase from the Holder, on such specified date of purchase, such Warrant Shares at the Put Option Price, regardless of whether this Warrant is exercised at such time; provided, however, that if this Warrant has not been fully exercised prior to receipt by the Company of such written notice, then the Put Option Price shall be reduced by the Warrant Purchase Price, but only to the extent that this Warrant has not been exercised. Notwithstanding the foregoing, if the Company repays in full all principal of, premium, if any, accrued and unpaid interest on and other amounts owing under the Note on or before the date that is three (3) years from the issue original date of this Warrant, the Holder shall not exercise the Put Option until the date that is no earlier than the day after the date that is three (3) years from the issue date of this Warrant. The Company shall bear all costs and expenses incurred in connection with the determination of the Fair Market Value for purposes of the Put Option Price, including, without limitation, all fees and expenses of any investment banking firm, valuation or accounting firm(s) engaged in connection with such determination and any legal fees and expenses incurred by the Holder in connection with such determination. In connection with the exercise of the Put Option, the Per Share Schaden Purchase Amount (as defined in Section 3.3) will be paid in connection with the determination of Fair Market Value, pursuant to the last paragraph of the definition of Fair Market Value, and will not be paid pursuant to Section 3.3.

            3.2 No Representations. In no event shall the Holder be obligated to make any representations or warranties as to this Warrant or the Warrant Shares with respect to the


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transactions contemplated by this Section 3 or this Warrant other than with respect to the Holder's organization, good standing and authority, investment intent, title to this Warrant, no consents and no conflicts with organizational documents and material agreements.

                  3.3 Sale of Warrant Shares. Upon any sale (whether by stock sale, merger, consolidation or otherwise) of this Warrant or Warrant Shares by the Holder, the Company shall pay in cash, within three (3) Business Days of receipt of a notice of sale from the Holder, an amount per Warrant Share underlying this Warrant or per Warrant Share equal to the Per Share Schaden Purchase Amount (as defined below); provided that such transferee of this Warrant or Warrant Shares shall not have any right to receive any Per Share Schaden Purchase Amount, INCLUDING PURSUANT TO THE LAST PARAGRAPH OF THE DEFINITION OF FAIR MARKET VALUE. In the event of the sale of all or substantially all of the assets of the Company, the Company shall pay the Per Share Schaden Purchase Amount as to each Warrant Share underlying this Warrant or as to each Warrant Share. Any disputes regarding the Per Share Schaden Purchase Amount shall be resolved by the Holder and the Company in good faith. For purposes of this Section 3.3, the "Per Share Schaden Purchase Amount" is an amount equal to the sum of: (A) the largest outstanding balance owed at any time to Richard F. Schaden pursuant to the terms of the Subordinated Indebtedness (or the original aggregate liquidation preference, if preferred stock is issued) plus (B) the aggregate amount of all interest paid or accrued on the Subordinated Indebtedness (or the aggregate amount of all dividends paid or accrued, if preferred stock is issued) from the date of issuance of this Warrant through and including the date of the determination of Fair Market Value, which interest payments and accrued amounts shall be compounded annually at a rate of five percent (5.0%) (or ten percent (10%), if preferred stock is issued), which sum shall then be divided by the sum of number of shares of Common Stock outstanding on a Fully Diluted Basis. The intent of this provision is to provide Purchaser with 14% of the sum of (A) plus (B) above in the aggregate, after the adjustments provided for in Section 4.4(c) and subject to Section 4.

         4. ADJUSTMENTS TO THE NUMBER OF WARRANT SHARES AND TO THE WARRANT PURCHASE PRICE. The number of Warrant Shares for which this Warrant is exercisable and the Warrant Purchase Price shall be subject to adjustment from time to time as set forth in this Section 4.

            4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company:

                (a) pays a dividend or other distribution on the class of the applicable Warrant Shares in shares of any other class or series of Capital Stock,

                (b) subdivides its outstanding shares of the class of the applicable Warrant Shares into a larger number of shares of the class of the applicable Warrant Shares, or

                (c) combines its outstanding shares of the class of the applicable Warrant Shares into a smaller number of shares of the class of the applicable Warrant Shares,


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then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the kind and number of shares of the class of the applicable Warrant Shares that the Holder would have owned or have been entitled to receive immediately after such record date or effective date had this Warrant been exercised immediately prior to such record date or effective date. Any adjustment made pursuant to this
Section 4.1 shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event. If this Warrant is exercisable for Class__ Preferred, no adjustment shall be made pursuant to this Section 4.1 if such adjustment is made pursuant to the terms of the Class __ Preferred.

            Upon any adjustment of the number of Warrant Shares purchasable upon the exercise of this Warrant as herein provided, the Warrant Purchase Price per share shall be adjusted by multiplying the Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

            4.2 Issuance of Option Rights; Distribution of Assets or Securities,
Redemption of Class   Preferred.

            (a) If at any time the Company issues (without payment of any consideration) to all holders of outstanding Class __ Preferred any Option Rights, or any Option Rights to holders of outstanding Common Stock to which holders of Class __ Preferred are entitled pursuant to the terms of the Class __ Preferred, then the Company shall also distribute such Option Rights to the Holder as if this Warrant had been exercised immediately prior to the record date for such issuance. Any reduction by the Company in the exercise price of any existing Option Rights shall be treated as a new issuance of Option Rights and the provisions of this Section 4.2(a) shall apply.

            (b) If at any time the Company makes a distribution to its stockholders (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash) or security or redeems the Class ___ Preferred in accordance with its terms (collectively, a "Distribution") (the total of the assets or securities so distributed, the "Distribution Amount") other than those referred to in Section 4.1 or Section
4.3 or Section 4.4, then, at the Holder's option (provided that if the Distribution is in cash, that the adjustment described in Section 4.2(b)(ii) below shall not apply):


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               (i) the Holder shall have the right to receive the portion of the
Distribution Amount which a holder of the number of shares of Class __ Preferred for which this Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution assuming, if the Distribution is with respect to Common Stock, conversion of the Class __ Preferred. Upon the closing of the Distribution, the Company shall distribute such portion of the Distribution Amount to the Holder; or

               (ii) the Warrant Purchase Price shall be adjusted and shall be equal to the Warrant Purchase Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, multiplied by a fraction (which shall not be less than zero), the numerator of which shall be the Fair Market Value per share of Class __ Preferred on the date fixed for such determination, less the then-fair market value of the portion of the assets, or the fair market value of the portion of the securities, as the case may be, so distributed applicable to one share of Class __ Preferred, and the denominator of which shall be the Fair Market Value per share of Class __ Preferred. Such adjustment to the Warrant Purchase Price shall become effective immediately prior to the opening of business on the day immediately following the date fixed for the determination of stockholders entitled to receive such distribution. Upon any adjustment to the Warrant Purchase Price as provided for in this Section 4.2(b)(ii), the number of shares of Class __ Preferred issuable upon the exercise of this Warrant shall also be adjusted and shall be equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Warrant Purchase Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Purchase Price as so adjusted.

            4.3 Issuance of Equity Securities Under Certain Circumstances.

                (a) If, at any time after the date hereof, the Company shall issue or sell (or, in accordance with Section 4.3(b), shall be deemed to have issued or sold) any shares of Common Stock (other than Excluded Securities) without consideration or for a consideration per share that is less than the Fair Market Value per share of Common Stock as determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Warrant Purchase Price shall be reduced (calculated to the nearest $.001 and without regard to any other provisions of this Section 4) to an amount equal to the product obtained by multiplying (i) the Warrant Purchase Price in effect immediately prior to such issuance or sale, by (ii) a fraction, the numerator of which shall be the sum of (A) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issuance or sale by (2) the Fair Market Value per share of Common Stock as of the date of such issuance or sale, plus (B) the cash consideration, if any, received by the Company upon such issuance or sale, and the denominator of which shall be the product obtained by multiplying (C) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately


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


after such sale or issuance, by (D) the Fair Market Value per share of Common Stock as of the date of such issuance or sale. Upon each such adjustment of the Warrant Purchase Price hereunder, the number of Warrant Shares which may be obtained upon exercise of this Warrant shall be increased to the number of shares determined by multiplying (x) the number of Warrant Shares which could be obtained upon exercise of such Warrant immediately prior to such adjustment by
(y) a fraction, the numerator of which shall be the Warrant Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Purchase Price in effect immediately after such adjustment. Adjustments shall be made successively whenever such an issuance or sale is made.

                (b) For the purpose of determining the adjusted Warrant Purchase Price under Section 4.3(a), the following shall be applicable:

                    (i) Issuance of Option Rights. If the Company in any manner issues or grants any Option Rights or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Option Rights or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per share of Common Stock determined as of the date of such issuance or grant of such Option Rights, then the total maximum number of shares of Common Stock issuable upon the exercise of such Option Rights (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option Rights) shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon exercise of Option Rights or upon conversion or exchange of Convertible Securities issuable upon exercise of Option Rights shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Option Rights, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Option Rights, plus in the case of such Option Rights which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Option Rights or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                    (ii) Issuance of Convertible Securities. If the Company in any manner issues or grants any Convertible Securities having an exercise or conversion or exchange price per share of Common Stock which is less than the Fair Market Value per share of Common Stock determined as of the date of issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities is determined by dividing (A) the total amount received by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                                    (iii) Change in Equity Price or Conversion
Rate. If the purchase price provided for in any Option Rights, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock decreases at any time, then the Warrant Purchase Price in effect at the time of such decrease shall be readjusted to the Warrant Purchase Price which would have been in effect at such time had such Option Rights or Convertible Securities still outstanding provided for such decreased purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted, by taking the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Warrant Purchase Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Purchase Price as so adjusted.

                                    (iv) Calculation of Consideration Received.
If any Common Stock, Option Rights or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any Common Stock, Option Rights or Convertible Securities are issued or sold for consideration other than cash, then the amount of consideration received by the Company shall be the fair value of such consideration determined in good faith by the Board of Directors of the Company, subject to the Holder's rights under Section 4.7(e).

                                    (v) Intentionally omitted.

                                    (vi) Record Date. If the Company takes a
record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Option Rights or Convertible Securities or (B) to subscribe for or purchase Common Stock, Option Rights or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such distribution or the date of the granting or such right of subscription or purchase, as the case may be.

                                    (c) No adjustment shall be made pursuant to
this Section 4.3 with respect to the issuance of Excluded Shares.

                           4.4 Reorganization, Reclassification, Merger,
Consolidation or Disposition of Assets.

                                    (a) If at any time prior to the Expiration
Date, the Company reorganizes its capital, reclassifies its capital stock, consolidates, merges or combines with or into another Person (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock), or the Company sells, transfers or otherwise disposes of all or substantially all of its property, assets or business to another Person, other than in a transaction provided for in Sections 4.1, 4.2, 4.3, 4.5 or 4.6, or other than the Tender Offer Merger, and, pursuant to the terms of such reorganization, reclassification, consolidation, merger, combination, sale, transfer or other disposition of assets, (i) shares of common stock of the successor or acquiring Person or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person or the Company ("Other Property") are to be received by or distributed to the holders of Common Stock who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock, common stock of the successor or acquiring Person, and/or Other Property which holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event would have owned or received immediately after and as a result of such event. In such event, the aggregate Warrant Purchase Price otherwise payable for the Warrant Shares issuable upon exercise of this Warrant shall be allocated among such securities and Other Property in proportion to the respective fair market values of such securities and Other Property as determined in good faith by the Board of Directors of the Company, subject to the Holder's rights under Section 4.7(e). If, in connection with the Tender Offer Merger, the Company creates a new entity ("Newco") and Richard E. Schaden and Richard F. Schaden exchange the Capital Stock held by them for equity securities of Newco, the Company shall not participate in the formation of Newco without the express written consent of LLCP in its sole discretion unless (i) this Warrant is exchanged for a like warrant of Newco and the capital structure of Newco is identical to the capital structure of the Company with respect to Capital Stock held by Richard E. Schaden and Richard F. Schaden and LLCP has the right to exchange this Warrant and any shares of Common Stock or Preferred Stock it holds on the same basis as Richard E. Schaden and Richard F. Schaden, (ii) the exchange of this Warrant for a like warrant of Newco is tax-free to the Holder, as determined by LLCP in its discretion, (iii) a new warrant for common stock of Newco is issued to the Holder that is identical to this Warrant and such warrant shall preserve the rights and privileges of this Warrant and (iv) after such exchange, the number of equity securities owned by the Holder in relationship to the number of equity securities owned by Richard E. Schaden and Richard F. Schaden is not diminished in any way.

                           (b) In case of any such event, the successor or
acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as the Holder may approve in writing (and memorialized by resolutions of the Board of Directors of the Company) in order to provide for adjustments of any shares of common stock of such successor or acquiring Person for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4.4. For purposes of this Section 4, "common stock of the successor or acquiring Person" shall include stock or other equity securities, or securities that are exercisable or exchangeable for or convertible into equity securities, of such corporation, or other securities if such Person is not a corporation, of any class that is not preferred as to dividends or assets over any other class of stock of such corporation or Person and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers and other dispositions of assets.

                           (c) If the number of shares of Common Stock held by
shareholders of the Company other than Richard E. Schaden or Richard F. Schaden is reduced within nine (9) months of the date hereof due to (i) the consummation of the Tender Offer or the Tender Offer Merger; (ii) purchases by the Company of its Common Stock pursuant to Rule 10b-18 of the Exchange Act other than from Richard E. Schaden or Richard F. Schaden; (iii) private purchases by the Company of its Common Stock from shareholders other than Richard E. Schaden or Richard
F. Schaden; or (iv) whether before or after nine (9) months from the date hereof, purchases of Common Stock by the Company from Richard F. Schaden in compliance with the terms of the Subordinated Indebtedness set forth in Sections
10.1 and 10.4 of the Securities Purchase Agreement, and such reduced shares are retired or otherwise no longer outstanding after such merger or repurchase, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced so that the number of Warrant Shares represent 14.0% of the Class __ Preferred of the Company on a Fully Diluted Basis, after giving effect to the events described in this Section 4.4(c). Adjustments made pursuant to this
Section 4.4(c) will be reflected on an addendum to this Warrant that the Company will provide as provided in the next sentence. Each month beginning on the date that is one month after the date hereof, and on the date that is nine (9) months from the date hereof, the Company shall deliver to the Holder a statement setting forth the capital structure of the Company on such date and a description of all of the events requiring an adjustment or recalculation to this Warrant pursuant to this
Section 4.4(c) and the method by which each such adjustment or recalculation was calculated, which statement shall be certified by the Company's Chief Financial Officer and Chief Executive Officer.

                           (d) In the event any amounts owing under the Note are
repaid within nine (9) months of the Closing Date pursuant to Section 4(c) of the Note, the number of Warrant Shares represented by this Warrant shall be adjusted on the date that is nine (9) months from the date hereof, by multiplying the number of Warrant Shares by a fraction, the numerator of which is the amount repaid pursuant to Section 4(c) of the Note, and the denominator of which is 12,000,000. The resulting number shall be the adjusted number of Warrant Shares.

                  4.5 Dissolution, Total Liquidation or Winding-Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, other than as contemplated by Section 4.4, then the Company shall cause to be mailed (by registered or certified mail, return receipt requested, postage prepaid) to the Holder at the Holder's address as shown on the Warrant register, at the earliest practicable time (and, in any event, not less than thirty (30) calendar days before any date set for definitive action) written notice of the date on which such dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the record holders of shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be. On such date, the Holder shall be entitled to receive upon surrender of this Warrant the cash or other property, less the Warrant Purchase Price for this Warrant then in effect, that the Holder would have been entitled to receive had this Warrant been exercised immediately prior to such dissolution, liquidation or winding-up. Upon receipt of the cash or other property, any and all rights of the Holder to exercise this Warrant shall terminate in their entirety. If the cash or other property distributable in the dissolution, liquidation or winding-up has a fair market value which is less than the Warrant Purchase Price for this Warrant then in effect, this Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

                  4.6 Other Dilutive Events. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not protect the purchase rights represented by this Warrant in accordance with the intent and principles hereof, then, in each such case, the Holder (or if this Warrant has been divided up, the Holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of Warrant Shares then issuable upon exercise of all of the then exercisable Warrants) may demand that the Company engage, and the Company shall engage within fifteen (15) days of such demand, an investment banking or accounting firm of recognized national standing which shall give its opinion as to the adjustment, if any, on a basis consistent with the intent and principles established herein, necessary to preserve the purchase rights represented by this Warrant (or such Warrants). Upon receipt of such opinion, the Company will mail (by registered or certified mail, return receipt requested, postage prepaid) a copy thereof to the Holder within three (3) Business Days and shall make the adjustments described therein. The fees and expenses of such investment banking or accounting firm shall be borne by the Company.

                  4.7 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

                           (a) When Adjustments To Be Made. The adjustments
required by this Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (b) Record Date. If the Company fixes a record date
of the holders of Capital Stock for the purpose of entitling them to (i) receive a dividend or other distribution payable in shares of Common Stock or in shares of any other class or series of capital stock or securities convertible into or exchangeable for Common Stock or shares of any other class or series of capital stock or (ii) subscribe for or purchase shares of Common Stock or such other shares or securities, then all references in this Section 4 to the date of the issuance or sale of such shares of Capital Stock or such other shares or securities shall be deemed to be references to that record date.

                           (c) When Adjustment Not Required. If the Company
fixes a record date of the holders of its Capital Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                           (d) Notice of Adjustments. Whenever the number of
shares of Capital Stock for which this Warrant is exercisable or the Warrant Purchase Price shall be adjusted or recalculated pursuant to this Section 4, the Company shall immediately, but in no event in more than two (2) business days, prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or recalculation and the method by which such adjustment or recalculation was calculated, specifying the number of shares of Capital Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Warrant Purchase Price, after giving effect to such adjustment, recalculation or change. The Company shall mail (by registered or certified mail, return receipt requested, postage prepaid) a signed copy of the certificate to be delivered to the Holder within three (3) Business Days of the event which caused the adjustment or recalculation. The Company shall keep at the Designated Office copies of all such certificates and cause them to be available for inspection at the Designated Office during normal business hours by the Holder or any prospective transferee of this Warrant designated by the Holder.

                           (e) Challenge to Good Faith Determination. Whenever
the Board of Directors of the Company is required to make a determination in good faith of the fair market value of this Warrant or the Warrant Shares under this Section 4, such determination may be challenged or disputed by the Holder (or if the Warrant has been divided up, the Holders of Warrants exercisable for more than fifty percent (50%) of the aggregate number of Warrant Shares then issuable upon exercise of all of the then exercisable Warrants). If the Holder (or such Holders, as the case may be) wishes to challenge or dispute any such fair market value determination, it (or they) shall furnish written notice to the Company of its (or their) intention to challenge the same. If the Company and the Holder (or such Holders, as the case may be) cannot resolve the dispute between or among themselves, then such dispute shall be submitted for final determination to an investment banking or accounting firm of recognized national standing pursuant to the valuation procedures set forth in clause (ii) under the definition of Fair Market Value. The Company shall bear any and all fees, costs and expenses incurred by the Company and the Holder (or such Holders, as the case may be) in connection with such dispute and determination, including, without limitation, fees and expenses of any investment banking, valuation or accounting firm(s) engaged by the Company or the Holder (or Holders, as the case may be) and of attorneys in connection with such dispute and determination.

                           (f) Independent Application. Except as otherwise
provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

                           (g) Other Anti-Dilution Provisions. To the extent
that Levine Leichtman Capital Partners II, L.P. or any of its Affiliates (collectively, "LLCP") continues to hold this Warrant, in whole or in part, at any time at which the Company takes any action which would have resulted in an adjustment to the exercise price of, and the number of shares of Capital Stock issuable pursuant to, this Warrant or conversion of the Class ___ Preferred (a "Dilutive Issuance"), then, to the extent that LLCP has exercised all or any portion of this Warrant prior to such time, the Company shall immediately issue to LLCP upon such Dilutive Issuance, without the payment of any further consideration of any kind, such number of additional shares of Capital Stock as shall equal the difference between (i) the number of shares of Capital Stock issuable upon the exercise of this Warrant to the extent held unexercised by LLCP at such time after giving effect to the adjustment thereto resulting from such Dilutive Issuance and (ii) the number of shares of Capital Stock which would have been issuable upon exercise of this Warrant after giving effect to such Dilutive Issuance if this Warrant had not been exercised in any part.

                  4.8 Fiduciary Duties of Company. The Company and its directors shall owe the Holder the same fiduciary duties that the Company and its directors would owe to the Warrant Shares underlying the Warrant.

         5.       MISCELLANEOUS.

                  5.1 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and, unless registered under the Securities Act, any Warrant Shares issued upon exercise of this Warrant or any portion thereof shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

                  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

                  The legend shall be appropriately modified upon issuance of certificates for shares of Capital Stock.

                  Upon request of the holder of a Capital Stock certificate, the Company shall issue to that holder a new certificate free of the foregoing legend, if, with such request, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company (provided that Riordan & McKinzie, A Professional Law Corporation, shall be deemed to be acceptable to the Company) to the effect that the securities evidenced by such certificate may be sold without restriction under Rule 144 (or any other rule permitting resales of securities without restriction) promulgated under the Securities Act.

                  5.2 Holder Entitled to Benefits Under Other Agreements. The Holder of this Warrant (or, if the Warrant has been divided up, the Holders) is entitled to certain rights, benefits and privileges with respect to this Warrant and the Warrant Shares pursuant to the terms of the Securities Purchase Agreement, the Registration Rights Agreement (it being understood that the

Warrant Shares constitute "Registrable Securities" thereunder), the Investor Rights Agreement and certain other Investment Documents. Without limiting the generality of the foregoing, the payment and performance of the Put Option is secured by a Lien on the Collateral pursuant to the Collateral Documents.

                  5.3 Other Covenants. Without limiting the generality of
Section 5.2, the Company covenants and agrees that, as long as this Warrant remains outstanding or any Warrant Shares are issuable with respect to this Warrant, the Company will perform all of the following covenants for the express benefit of the Holder: (a) the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable shares of Capital Stock; (b) each Holder shall, upon the exercise thereof in accordance with the terms hereof, receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements to which the Company is a party or by which it is bound, preemptive rights of any stockholder, liens, encumbrances, equities and claims whatsoever, including, but not limited to, all Taxes, Liens and other charges with respect to the issuance thereof, other than as provided in the Securities Purchase Agreement and related documents; (c) at all times prior to the Expiration Date, the Company shall have reserved for issuance a sufficient number of authorized but unissued shares of Capital Stock, or other securities or property for which this Warrant may then be exercisable, to permit this Warrant (or if this Warrant has been divided, all outstanding Warrants) to be exercised in full; (d) the Company shall deliver to each Holder the information and reports described in Section 9 of the Securities Purchase Agreement as contemplated therein; (e) the Company shall extend to the initial Holder the management rights set forth in the Investor Rights Agreement; and (f) the Company shall provide each Holder with notice of all corporate actions in the same manner and to the same extent as the shareholders of the Company.

                  5.4 Issue Tax. The issuance of shares of Capital Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof.

                  5.5 Closing Of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares in any manner which interferes with the timely exercise hereof.

                  5.6 No Voting Rights; Limitation Of Liability. Except as expressly set forth in this Warrant, nothing contained in this Warrant shall be construed as conferring upon the Holder (a) the right to vote or consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (b) the right to receive dividends, except as set forth in Section 4 or (c) any other rights as a stockholder of the Company, except as set forth in Section 4 and in the Investor Rights Agreement. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Capital Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the

Warrant Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

                  5.7 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

                  5.8 Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           (a)      If to the Holder, at:

                                    c/o Levine Leichtman Capital Partners, Inc.
                                    335 North Maple Drive, Suite 240
                                    Beverly Hills, CA 90210
                                    Attention:  Arthur E. Levine, President
                                    Telephone:  (310) 275-5335
                                    Facsimile:  (310) 275-1441

                                    With a copy to:

                                    Riordan & McKinzie
                                    300 South Grand Avenue, 29th Floor
                                    Los Angeles, CA  90071
                                    Attention:  Richard J. Welch
                                    Telephone:  (213) 629-4824
                                    Facsimile:  (213) 229-8550

                           (b)      If to any other Holder, at:

                                    such Holder's address as shown on the books of the Company.

                           (c)      If to the Company, at:

                                    The Quizno's Corporation
                                    1415 Larimer Street
                                    Denver, Colorado 80202

                                    Attention:  Legal Department
                                    Telephone:  (720) 359-3300
                                    Telecopier: (720) 359-3399

or at such other address or addresses as the Holder or the Company, as the case may be, may specify by written notice given in accordance with this Section 5.8.

                  5.9 Successors and Assigns. The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Holder (which consent may be withheld for any reason or no reason at all). Subject to the requirements of Applicable Laws, the Holder may assign this Warrant, or delegate its obligations under this Warrant, in whole or in part, at any time or from time to time, without the consent of the Company; provided, however, that the Holder may not assign or transfer all or any portion of this Warrant to a Competitor. Each such assignment of this Warrant, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with appropriate instruments of assignment, duly completed and executed. Upon such surrender, the Company shall, at its own expense, within three (3) Business Days of surrender, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees specified in such assignment and in the denominations specified therein and this Warrant shall promptly be canceled. If any portion of this Warrant is not being assigned, the Company shall, at its own expense, within three (3) Business Days issue to the Holder a new Warrant evidencing the portion not so assigned. If the Holder assigns this Warrant to one or more Persons, any decisions that the Holder is entitled to make at any time hereunder shall be made by the Holders holding more than fifty percent (50%) of the aggregate number of Warrant Shares issuable upon exercise of all of the then exercisable Warrants.

                  This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns, and shall include, with respect to the Company, any Person succeeding the Company by merger, consolidation, combination or acquisition of all or substantially all of the Company's assets, and in such case, except as expressly provided herein and in the Securities Purchase Agreement, all of the obligations of the Company hereunder shall survive such merger, consolidation, combination or acquisition.

                  In the event that the Holder assigns a portion of its rights under this Warrant, the rights with respect to determining Fair Market Value, as well as the rights under Section 4.6 and Section 4.7(e) will be exercised by the Holders of Warrants exercisable for more than fifty percent (50%) of the aggregate number of Warrant Shares issuable upon exercise of all of the then exercisable Warrants, who will act as the representative of all Holders (the "Representative Holder"). The Representative Holder will represent all Holders in any meetings or negotiations related to the events giving rise to a fair market valuation or determinations under Section 4.6 or Section 4.7(e). The Company will not be liable for expenses incurred by the Holders other than the Representative Holder (including, without limitation, expenses associated with additional investment banking firms or accountants engaged by or at the request of Holders other than the Representative Holder).

                  5.10 Captions; Construction and Interpretation. The captions in this Warrant are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Warrant. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Warrant unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Warrant for purposes of construing the provisions of this Warrant, and all provisions of this Warrant shall be construed in accordance with their fair meaning, and not strictly for or against any party.

                  5.11 Lost Warrant or Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of a stock certificate evidencing Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant or stock certificate, the Company shall make and deliver to the Holder, within three (3) Business Days of receipt by the Company of such documentation, a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

                  5.12 No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or regulations or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value (if any) of any shares of Capital Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Capital Stock upon the exercise of this Warrant, free and clear of all liens, encumbrances, equities and claims, and
(iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  5.13 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE

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


STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OR CHOICE OF LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  5.14 Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by the Holder, and all fees, costs and expenses of appeals, incurred or expended by the Holder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

                  5.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE COMPANY AND THE HOLDER WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE COMPANY AND THE HOLDER DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS WARRANT, THE WARRANT SHARES, THE SECURITIES PURCHASE AGREEMENT AND/OR ANY OTHER INVESTMENT DOCUMENT, OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

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


         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representatives on the date first above written.

                              THE QUIZNO'S CORPORATION, a Colorado corporation

                              By:_____________________________________________
                                 Richard E. Schaden
                                 President and Chief Executive Officer

                              By:_____________________________________________
                                 Name:
                                 Title:

                            THE QUIZNO'S CORPORATION

                          FORM OF EXERCISE SUBSCRIPTION

                (To be signed only upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise its Warrant to purchase __________________________________________________ (_______) shares of
Class __ Preferred for an aggregate Warrant Purchase Price of_________________ Dollars ($______).

         If the Holder has determined upon advice of counsel that compliance with the HSR Act is required, include the following sentences: "The undersigned has determined that this exercise is subject to the HSR Act and requests that the Company file the requisite notification and report form with, and pay all requisite filing fees to, the FTC and the DOJ as promptly as possible. The purchase of the shares described above and the payment of the Warrant Purchase Price are subject to the expiration or earlier termination of the waiting period under the HSR Act."

         The Warrant Purchase Price to be paid as follows (check as applicable):

                  ___      Company check in the amount of $_________;
                  ___      Wire transfer in the amount of $_________;
                  ___      Cancellation of _________________ Warrant Shares; or
                  ___      Surrender of _______________ shares of Common Stock.

         The undersigned hereby requests that if the Holder has determined upon advice of counsel that compliance with the HSR Act is required, include the following phrase: "upon the expiration or earlier termination of the waiting period under the HSR Act" a certificate(s) for the shares of Class __ Preferred be issued in the name of_________________________, and delivered to, ____________________, whose address is _________________________.

         The undersigned represents that it is acquiring such shares of Class __ Preferred for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and, as to the undersigned, the representations and warranties of the Purchaser set forth in
Section 4 of the Securities Purchase Agreement are true and correct on the date hereof as if made by the undersigned on this date.

Dated: _______________     ____________________________________________________
                           Name of the Holder (must conform precisely to the name specified on the face of the Warrant)

                           ____________________________________________________
                           Signature of authorized representative of the Holder

                           ____________________________________________________
                           Print or type name of authorized representative

                           Social Security Number or Employer
                           Tax Identification Number of the Holder:____________

                           Address of the Holder:______________________________
                                                 ______________________________
                                                 ______________________________

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